Exhibit 10.57

March 7, 2012

Elan Corporation, plc
Elan Science Three Limited
Treasury Building
Lower Grand Canal Street
Dublin 2
Ireland

Ladies and Gentlemen:

Reference is made to the Shareholder’s Agreement dated as of September 16, 2011 (the “Shareholder’s Agreement”), by and among Alkermes plc, a public limited company incorporated in Ireland (registered number 498284), whose registered address is Connaught House, 1 Burlington Road, Dublin 4, Ireland (“Alkermes”), Elan Corporation, plc, a public limited company incorporated in Ireland (registered number 30356), whose registered address is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the “Shareholder Parent”), and Elan Science Three Limited, a private limited company incorporated in Ireland (registered number 477401) and a wholly-owned subsidiary of the Shareholder Parent, whose registered address is Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (the “Shareholder,” together with the Shareholder Parent and Alkermes, the “Parties”).  Unless specified otherwise, defined terms in this waiver and consent letter shall have the meaning assigned to them in the Shareholder’s Agreement.

The Shareholder Parent has advised Alkermes of the Shareholder’s desire to Transfer 15,985,000 Shareholder Shares, which represents 50.1% of the Shareholder Shares, in a marketed, underwritten registered offering pursuant to a registration statement that has been filed with the SEC on Form S-1 under File No. 333-179550 (the “Registered Offering”).  By execution of this waiver and consent letter in accordance with Section 7.4 of the Shareholder’s Agreement, Alkermes hereby waives the limitations set forth in Section 5.1(b)(i) of the Shareholder’s Agreement that would prohibit both a Transfer of Shareholder Shares prior to the six (6) month anniversary of the Closing Date and following such date, the Transfer of more than 40.75% of the Shareholder Shares in such Registered Offering, solely in order to permit, and Alkermes hereby consents to, the Transfer of up to 15,985,000 Shareholder Shares by the Shareholder in such Registered Offering.

This waiver and consent letter shall not be deemed to modify any other provision of the Shareholder’s Agreement or to constitute a waiver of any existing right or remedy thereunder not expressly stated above.  Except as expressly stated herein, Alkermes hereby reserves all rights and remedies available to it for the full protection and enforcement of its rights under the Shareholder’s Agreement.

The waiver and consent set forth herein shall become effective on and as of the date hereof.  In the event the Transfer of Shareholder Shares contemplated in this waiver and consent letter is not consummated on or prior to March 16, 2012 (other than any Transfer pursuant to any underwriters’ option to purchase additional shares in connection with such Registered Offering), this waiver and consent letter shall be revoked and cease to have any effect.

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Alkermes plc. Registered in Ireland (company number 498284). Registered Office: Connaught House, 1 Burlington Road, Dublin 4, Ireland. Directors: Richard Pops - Chairman (USA), David Anstice (USA), Floyd Bloom (USA), Robert Breyer (USA), Wendy Dixon (USA), Geraldine Henwood (USA), Paul Mitchell (USA), Mark Skaletsky (USA)

Sincerely,

/s/ Shane Cooke
By:	Alkermes plc
Name:	Shane Cooke
Title:	President

Agreed and acknowledged:

/s/ William F. Daniel
By:	Elan Corporation, plc
Name:	William F. Daniel
Title:	Executive Vice President and Company Secretary

/s/ William F. Daniel
By:	Elan Science Three Limited
Name:	William F. Daniel
Title:	Director

[Waiver and Consent]

Alkermes plc. Registered in Ireland (company number 498284). Registered Office: Connaught House, 1 Burlington Road, Dublin 4, Ireland. Directors: Richard Pops - Chairman (USA), David Anstice (USA), Floyd Bloom (USA), Robert Breyer (USA), Wendy Dixon (USA), Geraldine Henwood (USA), Paul Mitchell (USA), Mark Skaletsky (USA)